UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
January 3, 2007

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 001-33057
CATALYST PHARMACEUTICAL PARTNERS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	76-0837053 (IRS Employer Identification No.)
220 Miracle Mile, Suite 234
Coral Gables, Florida 33134
(Address Of Principal Executive Offices)
(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Catalyst Pharmaceutical Partners, Inc. (the “Company”) has extended its consulting relationship with Charles O’Keeffe, a member of its Board of Directors and a senior advisor to the Company. In that regard, the Company and Mr. O’Keeffe have entered into Amendment No. 1 (“Amendment”), dated effective January 3, 2007, to that certain Consulting Agreement, dated January 3, 2005, between the Company and Mr. O’Keeffe. Under the Amendment, Mr. O’Keeffe will continue to act as an advisor to the Company for a fee of $1,250 per month, payable in cash. A copy of the Amendment is Exhibit 10.1 to this Form 8-K, and is incorporated herein by this reference.
Item 8.01 Other Events
On January 3, 2007, the Company issued a press release updating the market on its clinical development plans for CPP-109, its product candidate based on vigabatrin for the potential treatment of cocaine addiction and methamphetamine addiction. A copy of the Company’s press release is Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

10.1	Amendment No. 1 to Consulting Agreement, effective as of January 3, 2007, between the Company and Charles O’Keeffe
99.1	Press release issued by the Company on January 3, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.
By:	/s/ Patrick J. McEnany
Patrick J. McEnany
Chairman, President and CEO

Dated: January 3, 2007

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